CARDTRONICS ANNOUNCES THIRD QUARTER 2020 RESULTS
Significant New Partnerships with Financial Institutions
Continued Strong Cash Flow Generation

HOUSTON, October 29, 2020 – Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended September 30, 2020.

“We continued to see recovery in our transactions and revenues across most of our business units during the third quarter, with the U.S., our largest market, returning to near prior year levels,” said Ed West, CEO of Cardtronics. “We generated strong free cash flow during the third quarter, as we continue to improve our operating efficiency and capitalize on this period of payments transformation."

“Over the past two years, we have made important investments in technology, which are enabling new business opportunities and transforming our capital efficiency. During the third quarter, we made significant progress in the deployment of this technology across our estate. In addition, we entered into several new and expanded partnerships with leading financial institutions and Fintechs, including U.S. Bank and Chime, demonstrating the unique value of our unparalleled network and our important position within the payments ecosystem,” concluded West.
Third Quarter 2020 Financial Highlights:

The Company has seen transaction recoveries across its geographies despite the continued impact of the COVID-19 pandemic. However, pandemic-related restrictions continue to be dynamic and impact consumer activity and transaction levels.
•Total revenues of $279.4 million, down 20.5% from $351.5 million in the prior year, and down 21.2% on a constant-currency basis.
•ATM operating revenues of $267.3 million, down 19.8% from $333.4 million in the prior year, and down 20.5% on a constant-currency basis.
•GAAP Net income of $5.7 million, or $0.13 per diluted share, compared to Net Income of $20.9 million, or $0.46 per diluted share in the prior year.
•Adjusted Net Income per diluted share of $0.49 compared to $0.79 in the prior year.
•Adjusted EBITDA of $71.9 million, down 17.5% from $87.1 million in the prior year, and down 18.7% on a constant-currency basis, positively impacted by business rate recoveries in the U.K of approximately $11.8 million
•Adjusted EBITDA margin of 25.7% compared to 24.8% in the prior year.
•A decrease in restricted cash and corresponding liabilities caused reported net cash provided by operating activities to be $98.4 million compared to $176.5 million in the prior year. Adjusted net cash provided by operating activities, which excludes the impact of restricted cash settlement activity, was $86.9 million compared to $83.5 million in the prior year.
•Adjusted free cash flow of $55.6 million compared to $48.2 million in the prior year.
•Net Debt reduction of $53.4 million during the quarter.

Recent Business Highlights:

•Signed several Fintechs to the Allpoint ATM network of convenient and surcharge-free ATMs, including Chime, Credit Karma, MoCaFi, and Central Payments.
•Expanded relationship with U.S. Bank, providing a full managed service solution to approximately 70 ATMs.
•Expanded relationship with ScotiaBank in Mexico to manage 400 additional ATMs in 2020 and 2021.
•New branding agreements with several financial institutions to brand over 600 ATMs at Casey’s General Stores.
•Successful roll out of proprietary neoterm terminal management software, now on more than 15,000 ATMs in the U.S.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share (may also be referred to by the Company as "Adjusted EPS"), Adjusted Net Cash Provided by Operating Activities, Adjusted Free Cash Flow, Net Debt and certain other financial measures recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”) and other non-GAAP measures that are used by management on a constant-currency basis. For additional information, including reconciliations to the most directly comparable GAAP measure, see the supplemental schedules of selected financial information in this earnings release.
The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates.
Conference Call Information
The Company will host a conference call today, October 29, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time) to provide a business update and to discuss its financial results for the quarter ended September 30, 2020.

To access the call, please call the conference call operator at (877) 303-9205 or the alternate dial-in at (760) 536-5226, 15 minutes prior to the scheduled start time, and request connection to the "Cardtronics Third Quarter 2020 Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of Cardtronics' website at www.cardtronics.com.
Additional detailed disclosures regarding the Company’s quarterly performance have been included in the Earnings Supplement, which is available on the Company’s website.

A digital replay of the conference call will be available through Thursday, November 5, 2020, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 9994414 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through November 26, 2020. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.
About Cardtronics (Nasdaq: CATM)
Cardtronics is the trusted leader in financial self-service, enabling cash transactions at over 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest retail based surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

Contact Information

Investor Relations Brad Conrad 832-308-4000 ir@cardtronics.com	Media Relations Lisa Albiston 832-308-4000 corporatecommunications@cardtronics.com

Cautionary Statement Regarding Forward-Looking Statements
This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. Forward-looking statements can be identified by words such as "project," "believe," "estimate," "expect," "future," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.
Disclosure of Non-GAAP Financial Information
In order to assist readers of our consolidated financial statements in understanding the operating results that Management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per diluted share, Adjusted Net Cash Provided by Operating Activities, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis. Management believes that the presentation of these measures and the identification of notable, non-cash, non-operating costs, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. In addition, Management presents Net Debt as a measure of our financial condition. Management believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance, financial condition and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive-based compensation for management.
The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release. In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies.

The Company is unable to reconcile the forward-looking non-GAAP measures, Adjusted EBITDA and Adjusted EBITDA margin, discussed during today’s Third Quarter 2020 Earnings Conference Call because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP financial measure is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the significance of the unavailable information; however, the GAAP measures could be materially different than the non-GAAP measures.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
EBITDA adds net interest expense, income tax expense (benefit), depreciation and accretion, amortization of deferred financing costs and note discounts, amortization of intangible assets, and certain costs not anticipated to occur in future periods to net income. Adjusted EBITDA and Adjusted EBITDA Margin exclude the items excluded from EBITDA as well as share-based compensation expense, certain other income and expense amounts, acquisition related expenses, gains or losses on disposal and impairment of assets, certain non-operating expenses (if applicable in a particular period), and includes an adjustment for noncontrolling interests. Depreciation and accretion expense and amortization of intangible assets are excluded from Adjusted EBITDA and Adjusted EBITDA margins as these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted Net Income, Adjusted Net Income per Diluted Share and Adjusted Tax Rate
Adjusted Net Income represents net income computed in accordance with U.S. GAAP, before amortization of intangible assets, deferred financing costs and note discount, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other income and expense amounts, acquisition related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 19.8% and 19.1% for the three and nine months ended September 30, 2020, respectively, and 23.7% and 23.4% for the three and nine months ended September 30, 2019, respectively. The non-GAAP tax rates represent the U.S. GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding.
Adjusted Net Cash Provided by Operating Activities and Adjusted Free Cash Flow
Adjusted Net Cash Provided by Operating Activities is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of payments of restricted cash liabilities.
Adjusted Free Cash Flow is defined as Adjusted Net Cash Provided by Operating Activities less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain financing activities and other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt.
Net Debt
Net Debt represents the principal amount of current and long-term debt outstanding less cash and cash equivalents. The carrying value of current and long-term debt is reconciled to the principal amount by adding the unamortized debt issuance costs and discounts.
Constant-Currency
Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2020 and 2019
(In thousands, excluding share, per share amounts, and percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	% Change	2020	2019	% Change

Revenues:
ATM operating revenues	$267,320	$333,384	(19.8)%	$781,998	$959,067	(18.5)%
ATM product sales and other revenues	12,078	18,123	(33.4)	37,194	51,531	(27.8)
Total revenues	279,398	351,507	(20.5)	819,192	1,010,598	(18.9)
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below)	165,265	208,860	(20.9)	510,014	623,099	(18.1)
Cost of ATM product sales and other revenues	7,842	14,922	(47.4)	27,522	41,148	(33.1)
Total cost of revenues	173,107	223,782	(22.6)	537,536	664,247	(19.1)
Operating expenses:
Selling, general, and administrative expenses	40,373	46,257	(12.7)	115,609	131,912	(12.4)
Restructuring expenses	2,008	3,583	(44.0)	6,557	7,046	(6.9)
Depreciation and accretion expense	33,063	33,466	(1.2)	97,346	99,644	(2.3)
Amortization of intangible assets	7,900	12,404	(36.3)	25,162	37,407	(32.7)
Loss on disposal and impairment of assets	814	637	27.8	1,847	3,101	(40.4)
Total operating expenses	84,158	96,347	(12.7)	246,521	279,110	(11.7)
Income from operations	22,133	31,378	(29.5)	35,135	67,241	(47.7)
Other expenses (income):
Interest expense, net	11,132	6,751	64.9	26,362	20,265	30.1
Amortization of deferred financing costs and note discount	2,341	3,377	(30.7)	10,226	9,999	2.3
Loss on extinguishment of convertible notes	—	—	n/m	3,018	—	n/m
Other income	(7,116)	(3,703)	n/m	(9,651)	(9,454)	n/m
Total other expenses	6,357	6,425	(1.1)	29,955	20,810	43.9
Income before income taxes	15,776	24,953	(36.8)	5,180	46,431	(88.8)
Income tax expense (benefit)	10,049	4,086	n/m	(4,375)	10,780	n/m
Effective tax rate	63.7%	16.4%		(84.5)%	23.2%
Net income	5,727	20,867	(72.6)	9,555	35,651	(73.2)
Net (loss) income attributable to noncontrolling interests	(5)	3	n/m	(10)	(3)	n/m
Net income attributable to controlling interests and available to common shareholders	$5,732	$20,864	(72.5)	$9,565	$35,654	(73.2)

Net income per common share – basic	$0.13	$0.46		$0.21	$0.77
Net income per common share – diluted	$0.13	$0.46		$0.21	$0.77

Weighted average shares outstanding – basic	44,506,874	45,058,226		44,557,103	46,040,027
Weighted average shares outstanding – diluted	45,209,696	45,504,165		45,382,687	46,475,353

Condensed Consolidated Balance Sheets
As of September 30, 2020 and December 31, 2019
(In thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$263,490	$30,115
Accounts and notes receivable, net	76,287	95,795
Inventory, net	6,450	10,618
Restricted cash	96,740	87,354
Prepaid expenses, deferred costs, and other current assets	72,869	84,639
Total current assets	515,836	308,521
Property and equipment, net	423,578	461,277
Operating lease assets	62,418	76,548
Intangible assets, net	88,036	113,925
Goodwill	739,179	752,592
Deferred tax assets, net	17,420	13,159
Prepaid expenses, deferred costs, and other noncurrent assets	20,411	37,936
Total assets	$1,866,878	$1,763,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$119,694	$—
Current portion of other long-term liabilities	63,620	53,144
Accounts payable and other accrued liabilities	367,083	381,240
Total current liabilities	550,397	434,384
Long-term liabilities:
Long-term debt	773,857	739,475
Asset retirement obligations	54,607	55,494
Deferred tax liabilities, net	48,636	46,878
Operating lease liabilities	58,782	69,531
Other long-term liabilities	46,264	37,870
Total liabilities	1,532,543	1,383,632
Shareholders' equity	334,335	380,326
Total liabilities and shareholders’ equity	$1,866,878	$1,763,958

Selected Balance Sheet Detail:

Current and Long-Term Debt:	September 30, 2020	December 31, 2019
	(In thousands)
	(Unaudited)
Revolving credit facility due September 2024	$—	$167,227
Term Loan Facility due June 2027 (1)	481,827	—
5.50% Senior Notes due May 2025 (2)	297,030	296,545
1.00% Convertible Senior Notes due December 2020 (3)	114,694	275,703
Total Current and Long-term Debt	893,551	739,475
Less: Current portion	(119,694)	—
Total Long-term debt	$773,857	$739,475

Net Debt:	September 30, 2020	December 31, 2019
	(In thousands)
	(Unaudited)
Total Current and Long-term Debt	$893,551	$739,475
Add: Unamortized discounts and capitalized debt issuance costs	20,767	15,252
Less: Cash and cash equivalents	(263,490)	(30,115)
Net Debt	$650,828	$724,612

(1)     The Term Loan Facility due June 2027 (the "Term Loan") with a face value of $498.7 million is presented net of unamortized discounts and capitalized debt issuance costs of $16.9 million as of September 30, 2020. Mandatory payments in the next twelve months total $5.0 million and are presented in the Current portion of long-term debt line of the Company's Consolidated Balance Sheet as of September 30, 2020. The Company entered into the Term Loan in June 2020 and a portion of the proceeds were used to repay outstanding borrowings under the Company’s revolving credit facility.
(2)    The 5.50% Senior Notes due May 2025 with a face value of $300.0 million are presented net of unamortized capitalized debt issuance costs of $3.0 million and $3.5 million as of September 30, 2020 and December 31, 2019, respectively.
(3)The 1.00% Convertible Senior Notes due December 2020 (the "Convertible Notes") with a face value of $115.6 million and $287.5 million as of September 30, 2020 and December 31, 2019, respectively, are presented net of unamortized discounts and capitalized debt issuance costs of $0.9 million and $11.8 million as of September 30, 2020 and December 31, 2019, respectively. These notes are presented in the Current portion of long-term debt line of the Company's Consolidated Balance Sheet as of September 30, 2020. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Notes was recorded as additional paid-in capital within Shareholders' equity at issuance. The Convertible Notes are being accreted over the term of the notes to the outstanding principal amount of $115.6 million. In June 2020, the Company repurchased and cancelled $171.9 million in principal amount of Convertible Notes.

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common
Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Nine Months Ended September 30, 2020 and 2019
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income attributable to controlling interests and available to common shareholders	$5,732	$20,864	$9,565	$35,654
Adjustments:
Interest expense, net	11,132	6,751	26,362	20,265
Amortization of deferred financing costs and note discount	2,341	3,377	10,226	9,999
Loss on extinguishment of convertible notes	—	—	3,018	—
Income tax expense (benefit)	10,049	4,086	(4,375)	10,780
Depreciation and accretion expense	33,063	33,466	97,346	99,644
Amortization of intangible assets	7,900	12,404	25,162	37,407
EBITDA	$70,217	$80,948	$167,304	$213,749

Add back:
Loss on disposal and impairment of assets	814	637	1,847	3,101
Other income (1)	(7,116)	(3,703)	(9,651)	(9,454)
Noncontrolling interests (2)	14	15	42	46
Share-based compensation expense	5,921	5,633	16,143	15,367
Restructuring expenses (3)	2,008	3,583	6,557	7,046
Adjusted EBITDA	$71,858	$87,113	$182,242	$229,855
Less:
Depreciation and accretion expense (4)	33,063	33,466	97,346	99,644
Interest expense, net	11,132	6,751	26,362	20,265
Adjusted pre-tax income	27,663	46,896	58,534	109,946
Income tax expense (5)	5,477	11,114	11,177	25,748
Adjusted Net Income	$22,186	$35,782	$47,357	$84,198

Adjusted Net Income per share – basic	$0.50	$0.79	$1.06	$1.83
Adjusted Net Income per share – diluted	$0.49	$0.79	$1.04	$1.81

Weighted average shares outstanding – basic	44,506,874	45,058,226	44,557,103	46,040,027
Weighted average shares outstanding – diluted	45,209,696	45,504,165	45,382,687	46,475,353

(1) Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition related contingent consideration, and other non-operating costs.
(2) Noncontrolling interest adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of the Company's Mexican subsidiaries.
(3) For the three and nine months ended September 30, 2020, our restructuring expenses included costs incurred in conjunction with facility closures, workforce reductions and other related charges. For the three and nine months ended September 30, 2019, our restructuring expenses included professional fees and costs incurred in conjunction with facility closures and workforce reductions.
(4) Amounts exclude a portion of the expenses incurred by one of the Company's Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.

(5) For the three and nine month periods ended September 30, 2020, the non-GAAP tax rates used to calculate Adjusted Net Income were 19.8% and 19.1%, respectively. For the three and nine months ended September 30, 2019, the non-GAAP tax rates used to calculate Adjusted Net Income were 23.7% and 23.4%, respectively. These figures represent the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue
For the Three and Nine Months Ended September 30, 2020 and 2019
(In thousands, excluding percentages)
(Unaudited)

Consolidated revenue:
	Three Months Ended
	September 30,
	2020			2019	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$267,320	$(2,408)	$264,912	$333,384	(19.8)%	(20.5)%
ATM product sales and other revenues	12,078	14	12,092	18,123	(33.4)	(33.3)
Total revenues	$279,398	$(2,394)	$277,004	$351,507	(20.5)%	(21.2)%

	Nine Months Ended
	September 30,
	2020			2019	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$781,998	$4,761	$786,759	$959,067	(18.5)%	(18.0)%
ATM product sales and other revenues	37,194	345	37,539	51,531	(27.8)	(27.2)
Total revenues	$819,192	$5,106	$824,298	$1,010,598	(18.9)%	(18.4)%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization
of Intangible Assets to Adjusted Gross Profit
For the Three and Nine Months Ended September 30, 2020 and 2019
(In thousands, excluding percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Total revenues	$279,398	$351,507	$819,192	$1,010,598
Total cost of revenues (1)	173,107	223,782	537,536	664,247
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	33,526	37,303	97,568	112,297
Gross profit (inclusive of depreciation, accretion, and amortization of intangible assets)	72,765	90,422	184,088	234,054
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	26.0%	25.7%	22.5%	23.2%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	33,526	37,303	97,568	112,297
Adjusted Gross Profit (exclusive of depreciation, accretion, and amortization of intangible assets)	$106,291	$127,725	$281,656	$346,351
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	38.0%	36.3%	34.4%	34.3%

(1)The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income
per diluted share on a Non-GAAP basis to Constant-Currency
For the Three and Nine Months Ended September 30, 2020 and 2019
(In thousands, excluding per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 30,
	2020			2019	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$71,858	$(1,069)	$70,789	$87,113	(17.5)%	(18.7)%

Adjusted Net Income	$22,186	$(509)	$21,677	$35,782	(38.0)%	(39.4)%

Adjusted Net Income per share – diluted (2)	$0.49	$(0.01)	$0.48	$0.79	(38.0)%	(39.2)%

	Nine Months Ended
	September 30,
	2020			2019	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$182,242	$402	$182,644	$229,855	(20.7)%	(20.5)%

Adjusted Net Income	$47,357	$(362)	$46,995	$84,198	(43.8)%	(44.2)%

Adjusted Net Income per share – diluted (2)	$1.04	—	$1.04	$1.81	(42.5)%	(42.5)%

(1)As reported on the schedule entitled Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.
(2)Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,209,696 and 45,504,165 for the three months ended September 30, 2020 and 2019, respectively, and 45,382,687 and 46,475,353 for the nine months ended September 30, 2020 and 2019, respectively.

Reconciliation of Adjusted Net Cash Provided by Operating Activities and Adjusted Free Cash Flow
For the Three and Nine Months Ended September 30, 2020 and 2019
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$98,350	$176,462	$188,201	$231,692
Restricted cash settlement activity (1)	(11,418)	(92,983)	(10,673)	(22,629)
Adjusted net cash provided by operating activities	86,932	83,479	177,528	209,063
Net cash used in investing activities, excluding acquisitions (2)	(31,290)	(35,266)	(61,094)	(90,319)
Adjusted free cash flow	$55,642	$48,213	$116,434	$118,744

(1)Restricted cash settlement activity represents the change in our restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in our Consolidated Statements of Cash Flows. Restricted cash largely consists of amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a quarter ends.

(2)Capital expenditure amounts include payments made for property and equipment, exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.
All other trademarks are the property of their respective owners.

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